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                                                                 EXHIBIT 10.15


                          S CORPORATION TAX ALLOCATION
                         AND INDEMNIFICATION AGREEMENT

         THIS S CORPORATION TAX ALLOCATION AND INDEMNIFICATION AGREEMENT (the "Agreement") is made and entered into this 31st, day of May, 1996 between PRECISION RESPONSE CORPORATION, a Florida corporation (the "Company"), and MARK
J. GORDON, DAVID EPSTEIN, RICHARD D. MONDRE, JAMES MURRAY, THE STACY LYNN GORDON PRC TRUST, THE JASON HOWARD GORDON PRC TRUST, THE DAVID EPSTEIN 1995 GRANTOR TRUST and GAIL GORDON (collectively, the "Stockholders") (the Company and the Stockholders are hereinafter referred to individually as a "party" and collectively as the "parties").

                              W I T N E S S E T H

         WHEREAS, the Company contemplates a public offering of its stock in order to raise additional equity capital for the purpose of expanding the operations of the business, reducing indebtedness of the Company, making payment of an S Corporation distribution and other corporate purposes (the "Public Offering");

         WHEREAS, upon completion of such Public Offering, the Company plans to distribute a dividend to the Stockholders in an amount equal to the Company's undistributed Accumulated Adjustments Account as defined in Section 1368(e)(1) of the Code (as hereinafter defined) as of the close of the Short S Year (as hereinafter defined),

         WHEREAS, the Company and the Stockholders have entered into this Agreement as a condition to the foregoing distribution and the contemplated Public Offering;

         WHEREAS, from its inception through December 31, 1987, the Company was taxed as a C corporation (as defined in the Code), and the Company became an S corporation (as defined in section 1361 of the Code) on January 1, 1988 and will continue to be an S corporation until the Termination Date (as hereinafter defined), after which it will again be taxed as a C corporation;

         WHEREAS, the Stockholders currently are the only stockholders of the Company, and will continue to be so until the closing of the Public Offering (the "Closing"); and

         WHEREAS, the Company and the Stockholders wish to provide for a tax allocation and indemnification agreement in connection with the Company's termination as an S corporation.

         NOW, THEREFORE, the parties agree as follows:





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                                   ARTICLE 1
                                  DEFINITIONS

         1.1 Definitions. The following terms, as used herein, have the following meanings:

         "C Short Year" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(B) of the Code.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "S Corporation Period" means the period commencing January 1, 1988 and ending on the Termination Date.

         "S Corporation Taxable Income" means the taxable income of the Company from all sources during the S Corporation Period.

         "S Short Year" means that portion of the S Termination Year of the Company defined in Section 1362(e)(1)(A) of the Code.

         "S Termination Year" shall have the meaning set forth in Section 1362(e)(4) of the Code.

         "Termination Date" means the date on which the S corporation status of the Company is terminated pursuant to section 1362(d)(1) of the Code.


                                   ARTICLE 2
                   ELECTION TO TERMINATE; S TERMINATION YEAR

         2.1 Termination of S Status. The parties intend to terminate the Company's status as an S corporation by electing to do so under Code Section 1362(d)(1).

         2.2 Effective Date. Pursuant to Section 1362(d)(1) of the Code, the election to terminate the Company's status as an S corporation shall be effective on the date immediately preceding the date of the Public Offering which shall be the "Termination Date".

         2.3 S Termination Year. The Company's fiscal year in which the S corporation status of the Company is terminated will be an S Termination Year for federal tax purposes.

         2.4 S Short Year. Pursuant to Section 1362(e)(1) of the Code, the S Termination Year of the Company shall be divided into two short taxable years: an S Short Year and a C Short Year. The S Short Year of the Company shall be that portion of the Company's S Termination Year beginning on the first day of such fiscal year and ending on the day immediately preceding the Termination Date. For federal income tax purposes, the Company will be treated as an S corporation during its S Short Year.






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         2.5     C Short Year.  Pursuant to Section 1362(e)(1)(B) of the Code,
that portion of the S Termination Year of the Company beginning on the Termination Date and ending on the last day of the 1996 fiscal year, shall be the C Short Year of the Company. For federal income tax purposes, the Company will be taxed as a C corporation during its C Short Year.


                                   ARTICLE 3
                              ALLOCATION OF INCOME

         3.1 Allocation Election. The Company intends to allocate tax items to its S Short Year and C Short Year pursuant to the method contained in
Section 1362(e)(3) of the Code, but may allocate pursuant to any other permitted method under Section 1362(e) of the Code.


                                   ARTICLE 4
                                     TAXES

         4.1 Liability for Taxes Incurred During S Corporation Years Including S Short Year. The Stockholders, severally and not jointly, covenant and agree that they shall pay any and all taxes attributable to their allocable shares of taxable income of the Company they are required to pay for all taxable periods (or that portion of any period including the S Short Year) during which the Company was an S corporation.

         4.2 Liability for Taxes Incurred During C Corporation Years Including C Short Years. The Company covenants and agrees that the Company shall pay any and all taxes attributable to taxable income of the Company required to be paid by the Company for the C Short Year and all taxable periods thereafter during which the Company is a C corporation.

         4.3     Company's Indemnification for Tax Liabilities.   The Company
hereby agrees to indemnify, defend and hold harmless each Stockholder from and against any and all losses, liabilities, obligations, damages, impositions, assessments, fines, deficiencies, costs and expenses, including without limitation, attorneys' and accountants' fees and expenses, with respect to all federal and state income taxes of any kind whatsoever (computed at the highest federal and/or state income tax rate in effect for the year of adjustment) including interest, penalties and additions to taxes, imposed upon a Stockholder as a result of any final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) including any increase in items of income or gain or any decrease in items of loss, deduction or credit, reported to such stockholder by the Company with respect to the Company's S Corporation Period, but such adjustment or change shall not include
(i) an adjustment or change which results in an increase in an item of income or gain reported to a






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Stockholder by the Company with respect to one or more of the taxable years falling within the Company's S Corporation Period and a corresponding decrease in an item of income or gain with respect to one or more of the other taxable years falling within the Company's S Corporation Period; or (ii) an adjustment or change which results in a decrease in an item of loss, deduction or credit reported to a Stockholder by the Company with respect to one or more of the taxable years falling within the Company's S Corporation Period and a corresponding increase in an item of loss, deduction or credit with respect to one or more of the other taxable years falling within the Company's S Corporation Period. Any such payment to a Stockholder pursuant to this Section
4.3 shall be made on a "grossed-up" basis, so that in the event any amount received hereunder by a Stockholder constitutes taxable income to such Stockholder, the amount of such payment hereunder shall be computed so that the Stockholder receives full indemnification hereunder on an after-tax basis.

         The Company acknowledges further that it shall be solely responsible for any federal, state and local taxes (including interest and penalties, if any) relating to the Built-In Gains tax imposed by Section 1374 of the Code and the tax on Excess Passive Investment Income imposed by Section 1375 of the Code.

         4.4 Stockholders' Indemnification for Tax Liabilities. The Stockholders, severally (according to the percentage of the outstanding shares of the Company's Common Stock owned by each Stockholder for the years of adjustment) and not jointly, hereby agree to indemnify, defend and hold harmless the Company from and against all liability with respect to all federal and state income taxes of any kind whatsoever (computed at the highest federal and/or state income tax rate in effect for the year of adjustment) including interest, penalties and additions to taxes resulting from any final determination of an adjustment (by reason of an amended return, claim for refund, audit or otherwise) to the Stockholders' taxable income resulting in a decrease in the Stockholders' S corporation taxable income and a corresponding increase in the federal or state, as the case may be, income tax liability payable by the Company. Notwithstanding the foregoing, the amount of the payments made by a Stockholder pursuant to this Section 4.4 shall not exceed an amount, if any, by which (i) the amount of the reduction in the federal and state income tax liability and interest thereon of the Stockholder which results from the shifting of S corporation taxable income to a C corporation taxable year of the Company, exceeds (ii) all reasonable costs incurred by the Stockholder reasonably attributable to securing such reduction in tax liability.

         4.5 Payments. The Stockholders or the Company, as the case may be, shall make any payment required under this Agreement within thirty (30) calendar days after receipt of notice from the other party that a payment is due by such party to the appropriate taxing authority.






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         4.6     Subrogation.  The party (or parties) providing the indemnity under either Section 4.3 or Section 4.4 (defined solely for purposes of this Section 4.6 as the "Indemnifying Party") shall be subrogated to all rights of recovery (the "Subrogation Claims") that the party (or parties) being indemnified under Section 4.3 or Section 4.4, respectively (defined solely for purposes of this Section 4.6 as the "Indemnified Party"), may have against any person or organization in respect of the tax liabilities for which the Indemnifying Party is providing indemnity. Such right of subrogation shall not exceed the amount paid by the Indemnifying Party to the Indemnified Party. The Indemnified Party shall execute and deliver instruments and papers and do whatever else is reasonably necessary to secure such rights of subrogation for the Indemnifying Party. The Indemnified Party shall provide all reasonable assistance as requested by the Indemnifying Party in order for the Indemnifying Party to pursue the Subrogation Claims. The Indemnified Party shall do nothing after any Subrogation Claim arises to prejudice the rights of the Indemnifying Party.

         4.7 Payments After Post-Termination Transition Period. If any Stockholder is required to include any payment received pursuant to this Agreement after the expiration of the "post-termination transition period" (as defined in Section 1377(b) of the Code) in computing his gross income in a tax return, other than any payment made under Section 4.3 where the Stockholder failed to give the Company timely notice to allow the Company to make such payment prior to the expiration of the "post-termination transition period", then (i) the Stockholder shall notify the Company of such inclusion in income, and (ii) in addition to all other payments made under this Agreement, the Company shall also pay to the Stockholder an amount which, when added to the payment so included, will place the recipient Stockholder in the same net after-tax position that he would have been in had the payment not been so included.

         4.8     Notices of Audits and Adjustments.

                 (a) If any Stockholder receives notice of an intention by a taxing authority to audit any return of the Stockholder that includes any item of income, gain, deduction, loss or credit reported by the Company with respect to the Company's S Corporation Period, such Stockholder shall inform the Company, in writing, of the audit promptly after receipt of such notice.
If any Stockholder receives notice from a taxing authority of any proposed adjustment for which the Company may be required to indemnify the Stockholder hereunder (a "Proposed Adjustment"), the Stockholder shall give notice to the Company of the Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from a Stockholder, the Company may, by in turn giving prompt written notice to each of the Stockholders, request that the Stockholders contest such Proposed Adjustment. If the Company shall request that any Proposed Adjustment be contested, then the Stockholders shall, at the Company's expense,






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contest the Proposed Adjustment or permit the Company and its representatives, at the Company's request and expense, to contest the Proposed Adjustment (including pursuing all administrative and judicial appeals and processes).
The Company shall pay to the Stockholders on demand all costs and expenses (including attorneys' and accountants' fees) that the Stockholders may incur in contesting such Proposed Adjustments. No Stockholder shall make, accept or enter into a settlement or other compromise with respect to any taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Company, which consent shall not be unreasonably withheld.

                 (b) If the Company receives notice of an intention by a taxing authority to audit any return of the Company that includes any item of income, gain, deductions, loss or credit reported by the Company with respect to the period during which the Company was a S corporation, the Company shall inform the Stockholders, in writing, of the audit promptly after receipt of such notice. If the Company receives notice from a taxing authority of any proposed adjustment for which any of the Stockholders may be required to indemnify the Company hereunder (a "Company Proposed Adjustment"), the Company shall give notice to each of the Stockholders of the Company Proposed Adjustment promptly after receipt of such notice from a taxing authority. Upon receipt of such notice from the Company, any of the Stockholders may, by in turn giving prompt written notice to the Company, request that the Company contest such Company Proposed Adjustment. If any of the Stockholders shall request that any Company Proposed Adjustment be contested, then the Company shall contest the Company Proposed Adjustment (including pursuing all administrative and judicial appeals and processes) at the Company's expense and shall permit the Stockholder to participate in such proceeding. The Company shall not make, accept or enter into a settlement or other compromise with respect to any taxes indemnified hereunder, or forego or terminate any proceeding undertaken hereunder without the consent of the Stockholders, which consent shall not be unreasonably withheld.


                                   ARTICLE 5
                                 DISTRIBUTIONS

         5.1 Distribution of Accumulated Adjustments Account. Prior to the consummation of the Public Offering, the Company's board of directors shall declare a cash dividend (the "Special Dividend") payable to the Stockholders. The Special Dividend will be equal to the Company's estimated accumulated adjustments account (as the term is defined in Section 1368 of the Code) (the "AAA") as of the Termination Date. The Company agrees to pay the Special Dividend to the Stockholders promptly following the Public Offering and that:
(a) if the Special Dividend exceeds the AAA as finally determined by the Company's accountants in the course of preparing the Company's tax returns for the 1996 year (the "Final AAA"), such excess shall be paid by the Stockholders to the Company, and (b) if






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the Final AAA exceeds the Special Dividend, such excess shall be paid by the
Company to the Stockholders, in either case, within thirty (30) days of the date of such determination and together with interest thereon, at the Applicable Federal Rate (as defined in Section 1274 of the Code) in effect as of the date of such payment, for the period from the date the Special Dividend was paid to the date of such payment. The Final AAA shall be determined by the Company's tax return for the Company's S Short Year in a manner consistent with prior practice.


                                   ARTICLE 6
                                 MISCELLANEOUS

         6.1 Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which counterparts collectively shall constitute one instrument representing the Agreement between the parties hereto.

         6.2 Construction of Terms. Nothing herein expressed or implied is intended, or shall be construed, to confer upon or give any person, firm or corporation, other than the parties hereto or their respective successors and assigns, any rights or remedies under or by reason of this Agreement.

         6.3     Cost of Enforcement; Interest.   If, within thirty (30) days
after demand to comply with the obligations of one of the parties to this Agreement served in writing on the other, compliance or reasonable assurance of compliance is not forthcoming, and the other party engages the services of an attorney to enforce rights under this Agreement, the prevailing party in any action shall be entitled to recover all reasonable costs and expenses (including reasonable fees of attorneys and legal assistants, whenever incurred, whether before trial or appellate proceeding, at trial, on appeal or otherwise).

         6.4 Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with the laws of the State of Florida, other than those provisions relating to the conflict of laws of different jurisdictions if the effect of the application of such provisions would be to cause the laws of a jurisdiction other than Florida to apply hereto.

         6.5 Jurisdiction; Venue. The parties agree that jurisdiction for any litigation arising out of this Agreement or any document delivered in connection herewith shall be in Miami, Florida.

         6.6 Notices; All notices and other communications required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when received, if personally delivered; when transmitted, if transmitted by electronic fax, telecopy or similar electronic transmission method; the day after it is sent, if sent by recognized expedited delivery service; and






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five days after it is sent, if mailed, first class mail, postage prepaid.  In each case notice shall be sent to the parties at 1505 Northwest 167th Street, Fourth Floor, Miami, Florida 33169, or to such other address as any party shall have specified by notice in writing to the other parties.

         6.7 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement executed by all of the parties hereto.

         6.8 Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties, nor is this Agreement intended to confer upon any other person except the parties any rights or remedies hereunder.

         6.9 Interpretation. The title, article and section headings contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the parties and shall not in any way affect the meaning or interpretation of this Agreement.

         6.10 Severability. In the event that any one or more of the provisions of this Agreement shall be held to be illegal, invalid or unenforceable in any respect, the same shall not in any respect affect the validity, legality, or enforceability of the remainder of this Agreement, and the parties shall use their best efforts to replace such illegal, invalid or unenforceable provisions with an enforceable provision approximating, to the extent possible, the original intent of the parties.

         6.11 Entire Agreement. This Agreement embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no representations, promises, warranties, covenants, or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and the understandings between the parties with respect to such subject matter.






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         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        PRECISION RESPONSE CORPORATION,
                                        a Florida corporation

                                        By:    /s/ Mark J. Gordon
                                               ----------------------------
                                        Name:  Mark J. Gordon
                                               ----------------------------
                                        Title: Chief Executive Officer
                                               ----------------------------

                                         /s/ Mark J. Gordon
                                        ---------------------------------
                                           MARK J. GORDON

                                         /s/ David Epstein
                                        ---------------------------------
                                           DAVID EPSTEIN

                                         /s/ Richard D. Mondre
                                        ---------------------------------
                                           RICHARD D. MONDRE

                                         /s/ James Murray
                                        ---------------------------------
                                           JAMES MURRAY


                                        THE STACY LYNN GORDON PRC TRUST


                                        By: /s/ Richard D. Mondre
                                           ------------------------------
                                           RICHARD D. MONDRE, AS
                                           CO-TRUSTEE

                                        By: /s/ David Epstein
                                           ------------------------------
                                           DAVID EPSTEIN, AS CO-TRUSTEE


                                        THE JASON HOWARD GORDON PRC
                                        TRUST

                                        By: /s/ Richard D. Mondre
                                           ------------------------------
                                           RICHARD D. MONDRE, AS
                                           CO-TRUSTEE

                                        By: /s/ David Epstein
                                           ------------------------------
                                           DAVID EPSTEIN, AS CO-TRUSTEE

                                        THE DAVID EPSTEIN 1995 GRANTOR
                                        TRUST

                                        By: /s/ Mark Gordon
                                           ------------------------------
                                           MARK GORDON, AS CO-TRUSTEE

                                        By: /s/ Richard D. Mondre
                                           --------------------------------
                                           RICHARD D. MONDRE, AS CO-TRUSTEE

                                         /s/ Gail Gordon
                                        -----------------------------------
                                           GAIL GORDON


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